Exhibit 99.1

NEWS RELEASE

Company Contact:
Barry Regenstein, President
Command Security Corporation
845-454-3703

COMMAND SECURITY CORPORATION ANNOUNCES CEO DEPARTURE

Lagrangeville, New York***May 23, 2011***Command Security Corporation (NYSE Amex: MOC)

Effective on May 17, 2011, Edward S. Fleury resigned as the Chief Executive Officer and as a member of the board of directors of Command Security Corporation (the “Company”), following the mutual decision of Mr. Fleury and the Company’s board that Mr. Fleury’s employment agreement with the Company dated September 29, 2008 (the “Employment Agreement”) would not be renewed or extended beyond the initial term of the  Employment Agreement, which was scheduled to end on September 29, 2011.  Pursuant to an agreement between the registrant and Mr. Fleury, Mr. Fleury will be paid an aggregate amount of one hundred seventy four thousand two hundred dollars (US $174,200), and the Company has agreed to permit Mr. Fleury to exercise all stock options previously granted to him at any time, or from time to time, until September 29, 2018.

Barry I. Regenstein, the Company’s President and Chief Financial Officer, will assume Mr. Fleury’s duties and responsibilities on an interim basis.  Peter T. Kikis, Chairman of the Company, stated “Our board of directors, management and employees are grateful for Mr. Fleury’s contributions to our company over more than the past 2 ½ years.  We thank Mr. Fleury for his service with the Company and extend our best wishes to him in connection with any future endeavors that he may pursue.  Our board is considering whether to fill the vacancy in our management team resulting from Mr. Fleury’s resignation from within our existing management team or to seek to hire a new chief executive officer who is not currently affiliated with our company, and will promptly make a decision about these matters that will be publicly announced as soon as practicable.”

About Command Security Corporation

Command Security Corporation provides uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States.  We safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today.  By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns.  We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security.  Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees.  For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management’s assumptions, expectations and projections about the Company.  Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2010, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.